Exhibit 99.1

Montpelier Re Estimates Net Impact of Hurricanes Charley, Frances, Ivan and Jeanne and Typhoons Songda and Chaba at $185 m - 235 m

    HAMILTON, Bermuda--(BUSINESS WIRE)--Sept. 30, 2004--Montpelier Re Holdings Ltd. (NYSE - MRH) announced today that on the basis of currently available information the estimated combined net negative impact of losses from Hurricanes Charley, Frances, Ivan and Jeanne and Typhoons Songda and Chaba on the Company's results for the third quarter of 2004 is expected to be in the range of $185 million - 235 million.
    The Company said that the estimate incorporated a reduction from $63 million to $55 million in the upper point of the range of the Company's previous estimate of the net impact of Hurricane Charley.
    Anthony Taylor, Chairman, President and Chief Executive, cautioned that the Company had yet to receive actual loss advices from a significant number of clients in respect of all four hurricanes and both typhoons. Accordingly the estimate was based on loss advices to date, industry loss estimates, output from industry and proprietary models and a review of in-force contracts. The actual impact of losses from the hurricanes and typhoons on the Company's third quarter results might therefore vary materially from the estimate.
    Montpelier Re Holdings Ltd., through its operating subsidiary Montpelier Reinsurance Ltd., is a premier provider of global property and casualty reinsurance and insurance products. Montpelier Reinsurance Ltd. is rated "A" (Excellent) by A.M. Best Company, "A3"
(Good) by Moody's Investor Service and "A-" (Strong) by Standard & Poors, and was founded in December 2001. During the 12 months ended December 31, 2003, Montpelier underwrote $809.7 million in gross premiums written. Shareholders' equity at December 31, 2003 was $1.7 billion. Additional information can be found in Montpelier's public filings with the Securities and Exchange Commission.

    Application of the Safe Harbor of the Private Securities
Litigation Reform Act of 1995:

    This press release contains, and the Company may from time to time make, written or oral "forward-looking statements" within the meaning of the U.S. federal securities laws, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Company's control, that could cause actual results to differ materially from such statements.
    Important events and uncertainties that could cause actual results to differ from the Company's current statements about the impact of Hurricane Frances, Hurricane Charley, Hurricane Ivan and Hurricane Jeanne and Typhoon Songda and Typhoon Chaba include, but are not necessarily limited to: the preliminary nature of the range of loss estimates to date from the insurance industry, the limited actual loss advices received from the Company's insureds to date, the Company's reliance on industry loss estimates and those generated by modeling techniques, the actual number of the Company's insureds incurring losses from the hurricanes and typhoons, the ultimate level and timing of such losses incurred and reported by the Company's insureds, the limited ability of claims personnel of insureds to make inspections and assess claims of losses to date, the inherent uncertainties of establishing estimates and reserves for losses and loss adjustment expenses, the impact of the hurricanes and typhoons on the Company's reinsurers, and the amount and timing of reinsurance recoverables actually received by the Company from its reinsurers.
    These and other events that could cause the Company's actual results to differ are discussed in detail in "Risk Factors" contained in Item 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

    CONTACT: Montpelier Re Holdings Ltd.
             Keil Gunther, 441-297-9570